UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2010

NetFabric Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-21419 (Commission File Number)	76-0307819 (IRS Employer Identification No.)

299 Cherry Hill Road, Parsippany, NJ 07054
 (Address of Principal Executive Offices, Zip Code)

 (973) 537-0077
 (Registrant's Telephone Number, Including Area Code)

Not applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.    Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On December 30, 2010, the principal shareholders of NetFabrics Holding, Inc. (the “Company”), entered into a Stock Purchase Agreement which provided for the sale of 61,320,658 shares of common stock of the Company (the “Purchased Shares”) to Scarborough Ltd., Beaufort Ventures PLC, Agua Alta Ltd., and Il Brolo Ltd. (the “Purchasers”). The consideration paid for the Purchased Shares, which represent 63.2% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $193,589. The source of the cash consideration for the Purchased Shares was from the Purchasers' working capital funds.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters other than as set forth below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 30, 2010, in connection with the disposition of the Purchased Shares, (i) Fahad Syed resigned from his position as chief executive officer of the Company, (ii) Charlotte G. Denenberg resigned from her position as a director, (iii) Joseph Perno resigned from his position as a director, and (iv) the Board of Directors of the Company elected Cristiano Germinario as President, Chief Executive Officer and a director of the Company. Stephen J. Cole-Hatchard was appointed as a director of the Company and Fahad Syed will resign as a director of the Company, both effective as of ten (10) days after the delivery to the shareholders of the Company of this Information Statement pursuant to Rule 14f-1. Mr. Vasan Thatham will remain as the Chief Financial Officer of the Company.

Cristiano Germinario is currently serving as Operations Manager of My Transfer Agent, LLC, a New Jersey based registered transfer agent. He has also been serving as a Director of StarInvest Group, Inc since November 20, 2006 and Secretary of StarInvest Group since August 2007. From April 2000 to May 2006, Cristiano D. Germinario worked as a financial analyst at IIG International Investment Company, a New York based fund specialized in Trade Financing.  Cristiano D. Germinario holds a Masters Degree in Political Science from the University of Bologna, Italy.

Stephen J. Cole-Hatchard has been a detective with the Town of Clarkstown Police Department of New City, New York since 1084. Mr. Cole-Hatchard has also been a practicing attorney since 1989 and has been in private practice since May 2005 where he specializes in municipal law and commercial litigation, employment issues, and appeals matters.  Mr. Cole-Hatchard holds a Juris Doctor, cum laude from Pace University School of Law, White Plains, New York in 1989 and a Bachelor of Science in Criminal Justice from St. Thomas Aquinas College, Sparkill, New York in 1983.

There is currently no arrangement or agreement regarding the compensation of either Mr. Germino or Cole-Hatchard with respect to serving as officers and directors of the Company.

We are providing Mssrs. Syed and Perno and Ms. Denenberg with a copy of this current report concurrent with this filing.  Should any subsequent communications with any of them regarding their respective decisions to resign reveal any disagreements between them, on one hand, and the Company, the Board or any executive officer of the Company, on the other hand, regarding our operations, policies or practices, the Company will amend this report accordingly to disclose any such disagreement.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements.

(b) Pro forma financial information.

(c) Exhibits:

Exhibit 10.1
Stock Purchase Agreement dated December 30, 2010, among NetFabric Holdings, Inc., the stockholders of the Company identified on Schedule A attached thereto, and the purchasers of such shares identified on Schedule B attached thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFABRIC HOLDINGS, INC.

By:	/s/ Cristiano Germinario
Name:	Cristiano Germinario
Title:	President and Chief Executive Officer

Date:  January 3, 2011